                                                                     Exhibit 8.1
                        [LETTERHEAD OF RUDNICK & WOLFE]



                               October 31, 1997
                                                                  (312) 368-4000


Equity Residential Properties Trust
Two North Riverside Plaza, Suite 400
Chicago, IL 60606

     Re:  Tax Opinion for Merger with Evans Withycombe Residential, Inc.
          --------------------------------------------------------------

Ladies and Gentlemen:

     You have requested our opinion as to the federal income tax consequences of the proposed merger (the "Merger") of Evans Withycombe Residential, Inc., a Maryland corporation ("EWR"), with and into Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR").

     EWR will be merged, in accordance with the applicable provisions of the Maryland General Corporation Law ("MGCL"), with and into EQR, with EQR as the surviving trust. The Merger will be voted upon, as required by law, by EQR shareholders and EWR shareholders at special meetings.

     The Merger will be consummated pursuant to (i) an Agreement of Merger, dated as of August 27, 1997, between EQR and EWR (the "Merger Agreement"), and
(ii) the Articles of Merger, by and between EQR and EWR, entered into in connection therewith (the "Articles"). Pursuant to the Asset Contribution Agreement, the assets of EWRLP will be contributed to ERP Operating Partnership at the time set forth in the Asset Contribution Agreement. The Merger Agreement, the Articles and the Asset Contribution Agreement are collectively referred to herein as the "Agreements."

     The Merger and the Agreements are more fully described in the Joint Proxy Statement/Prospectus, included in the Registration Statement on Form S-4 (File No. 333-35873), filed by EQR and EWR with the Securities and Exchange Commission, as amended (the "Registration Statement"). Terms not otherwise defined in this letter shall have the meanings assigned to them in the Agreements and/or the Joint Proxy Statement/Prospectus.

     As of the Effective Time, and by virtue of the Merger, each share of EWR Common outstanding immediately prior to the Effective Time shall be converted into .5 shares of EQR

RUDNICK & WOLFE

Equity Residential Properties Trust
October 31, 1997
Page 2




Common. No fractional shares of EQR Common will be issued in connection with the Merger. In lieu thereof, holders of EWR Common will receive cash.

     You have directed us to assume in preparing this opinion, and our opinion is based on the understanding, that (i) the Merger and related transactions will be consummated in accordance with the terms, conditions and other provisions of the Agreements, and (ii) all of the factual information, descriptions, representations and assumptions set forth in this letter, in the Agreements, in the letter to us from EQR, dated October 31, 1997, attached as Exhibit A hereto, the letter to us from EWR, dated October 31, 1997, attached as Exhibit B hereto, and in the Joint Proxy Statement/Prospectus are accurate and complete and will be accurate and complete at the time of the Merger (the "Effective Time"). We have not independently verified any factual matters relating to the Merger in connection with or apart from our preparation of this opinion, and accordingly, our opinion does not take into account any matters not set forth herein which might have been disclosed by independent verification.

     In connection with the rendering of this opinion, we have assumed or obtained representations and are relying thereon (without any independent investigation thereof) that:

     1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents (which are authentic), and there has been (or will be as of the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

     2. Any representation or statement referred to above made "to the best of knowledge" or otherwise similarly qualified is correct without such verification; and

     3.   The Merger will be effective under applicable State law.

     Based upon our review of the Agreements, the Joint Proxy Statement/Prospectus and such other documents as we have deemed necessary and upon representations made to us by EQR and certain beneficial owners of shares of EQR Common, we are of the opinion that, assuming the Merger and all other events occur as contemplated in the Agreements and the Joint Proxy Statement/Prospectus, under the United States federal income tax laws in effect on the date hereof:

          (i)  the Merger will constitute a reorganization within the meaning of
     Section 368(a) of the Code, and EQR and EWR will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

RUDNICK & WOLFE

Equity Residential Properties Trust
October 31, 1997
Page 3




          (ii) no gain or loss will be recognized by EQR as a result of the Merger;

          (iii) no gain or loss will be recognized by the holders of EQR Common or EQR Preferred as a result of the Merger; and

          (iv) the statement of federal income tax matters and consequences described in the Joint Proxy Statement/Prospectus under the heading "Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is accurate in all material respects.

     The foregoing opinion is limited to the matters specifically discussed herein, which are the only matters to which you have requested our opinion. We do not address any other federal income tax consequences of the Merger or any other matters of federal law and have not considered matters (including state or local tax consequences) arising under the laws of any jurisdiction other than the laws of the United States.

     This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or that a court considering the issues would not hold otherwise.

     This opinion is rendered as of the date hereof based on the law and facts in existence on the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in law or fact, whether or not material, which may be brought to our attention at a later date. In rendering this opinion, we have assumed that there will be no change in the applicable laws of the State of Maryland, or in the Code, the regulations promulgated thereunder by the Treasury Department, and the interpretations of the Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the date of this letter. With respect to the last assumption, it should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions could affect our conclusions. Moreover, if the facts vary from those relied upon (including if any representations, warranties, covenants or assumptions upon which we have relied are inaccurate, incomplete, breached or ineffective), our opinion contained herein could be inapplicable.

RUDNICK & WOLFE

Equity Residential Properties Trust
October 31, 1997
Page 4




     This opinion is being delivered solely for the purpose of satisfying the condition set forth in Section 6.2(e) of the Merger Agreement.

                              Very truly yours,

                              RUDNICK & WOLFE

                              /s/ Rudnick & Wolfe

RUDNICK & WOLFE




                                   EXHIBIT A
                                   ---------

                      Equity Residential Properties Trust
                     Two North Riverside Plaza, Suite 400
                           Chicago, Illinois  60606


                               October 31, 1997


Rudnick & Wolfe                                    Gibson, Dunn & Crutcher LLP
203 North LaSalle Street                           333 South Grand Avenue
Suite 1800                                         Los Angeles, California 90071
Chicago, Illinois 60601

     Re:  Tax Opinion for Merger - Officer's Certificate
          ----------------------------------------------

Ladies and Gentlemen:

     In connection with the merger of Evans Withycombe Residential, Inc., a Maryland corporation ("EWR"), with and into Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), pursuant to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 (File No. 333-35873), filed with the Securities and Exchange Commission, as amended (the "Registration Statement"), and certain related transactions, Rudnick & Wolfe, as special counsel for EQR, and Gibson, Dunn & Crutcher LLP, as special counsel for EWR, have each been requested to render an opinion concerning certain federal income tax consequences of the proposed merger (the "Merger") of EWR with and into EQR. Unless otherwise specifically defined herein, all capitalized terms have the meaning assigned to them in the Registration Statement.

     The Merger will be consummated pursuant to (i) an Agreement of Merger, by and between EWR and EQR, dated as of August 27, 1997 (the "Merger Agreement"), and (ii) the Articles of Merger, by and between EWR and EQR in connection therewith (the "Plan of Merger"). Pursuant to the Asset Contribution Agreement, the assets of EWRLP will be contributed to ERP Operating Partnership at the time set forth in the Asset Contribution Agreement.

     In connection with the issuance of your legal opinion as described above, EQR, on behalf of itself and ERP Operating Partnership, hereby makes the following representations (intending that Rudnick & Wolfe and Gibson, Dunn & Crutcher LLP will rely on such representations in rendering their opinions), each of which will be true as of the Effective Time of the Merger and thereafter, where relevant:

     1. The Merger is being effected for bona fide business reasons as described in the Joint Proxy Statement/Prospectus.

October 31, 1997
Page 2




     2. The fair market value of the EQR Common received by each holder of EWR Common will be approximately equal to the fair market value of the EWR Common surrendered in the exchange.

     3. EQR has no plan or intention to reacquire any of the EQR Common to be issued in the Merger.

     4. EQR has no plan or intention to sell or otherwise dispose of any of the assets acquired from EWR in the Merger except for (i) dispositions made in the ordinary course of business, (ii) transfers described in both Section 368(a)(2)(C) of the Code and Treasury Regulations Section 1.368-2(j)(4), and
(iii) the transfer of assets made pursuant to the Asset Contribution Agreement.

     5. Following the Merger, EQR will continue the historic business of EWR and will use a significant portion of EWR's historic business assets in a business.

     6. EQR and the shareholders of EQR will pay their respective expenses incurred in connection with the Merger, and will not pay the expenses of EWR or the EWR shareholders, except for those expenses of EWR that are solely and directly related to the Merger in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187.

     7. There is no intercorporate indebtedness existing between EQR and EWR that was issued, acquired or will be settled at a discount.

     8. Although EQR is an "investment company," as defined in Code Sections 368(a)(2)(F)(iii) and (iv), EQR is also a real estate investment trust, as defined in Code Section 856(a), described in Code Section 368(a)(2)(F)(i).

     9. EQR is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Code Section 368(a)(3)(A).

     10. None of the compensation received by any shareholder-employee of EQR will be separate consideration for, or allocable to, any of his or her EQR Common or EQR Preferred. The compensation paid to any shareholder-employee of EQR will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services. None of the EQR Common or EQR Preferred received by any shareholder-

October 31, 1997
Page 3




employee of EQR will be in exchange for, or in consideration of, services rendered to EQR or any other entity by such shareholder-employee.

     11. The payment of cash in lieu of fractional shares of EQR Common is solely for the purpose of avoiding the expense and inconvenience to EQR of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to EWR shareholders in lieu of issuing fractional shares of EQR Common will not exceed one percent of the total consideration that will be issued in the Merger to the holders of EWR Common in exchange for their EWR Common. The fractional share interests of each holder of EWR Common will be aggregated, and no holder of EWR Common will receive cash in an amount greater than the value of one share of EWR Common.

     12. The principal purpose of EQR's assumption of liabilities and/or acquisition of properties subject to liabilities in connection with the Merger is not to avoid federal income tax, and EQR has a valid business purpose for assuming any liabilities and/or acquiring properties subject to liabilities in connection with the Merger.

     13. EQR has the corporate power and authority to make all of the representations contained herein.


                              EQUITY RESIDENTIAL PROPERTIES
                              TRUST, a Maryland real estate investment trust


                              By:     /s/ Bruce C. Strohm
                                    ------------------------------
                              Name:   Bruce C. Strohm
                                    ------------------------------
                              Its:    Executive Vice President
                                    ------------------------------

RUDNICK & WOLFE

                                   EXHIBIT B
                                   ---------

                             OFFICER'S CERTIFICATE
                    FOR EVANS WITHYCOMBE RESIDENTIAL, INC.
                            REGARDING THE MERGER OF
                      EVANS WITHYCOMBE RESIDENTIAL, INC.
                   WITH EQUITY RESIDENTIAL PROPERTIES TRUST

     This Officer's Certificate is given in connection with the Joint Proxy Statement and Prospectus, included in the Registration Statement on Form S-4 (File No. 333-35873) (the "Merger Registration Statement"), relating to the proposed merger (the "Merger") of Evans Withycombe Residential, Inc., a Maryland corporation("EWR") with and into Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"). The Merger will be effected pursuant to the terms and conditions of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 27, 1997, by and among EWR and EQR, which is attached as Exhibit 2.1 to the Merger Registration Statement. Your opinions are being rendered pursuant to Sections 6.2(e) and 6.3(e) of the Merger Agreement. Unless otherwise indicated, capitalized terms not defined herein have the meaning set forth in the Merger Agreement.

     Paul R. Fannin, Senior Vice President and Chief Financial Officer of EWR hereby certifies that to the best of his knowledge and belief, each of the following statements is true and correct and will be true and correct at the Effective Time of the Merger. The undersigned understands that the following representations form the basis of the opinions of Rudnick & Wolfe and Gibson, Dunn & Crutcher LLP that are attached as exhibits to and described in the Merger Registration Statement, and any change or inaccuracy in the facts described herein could adversely alter such opinions.

     The fair market value of the EQR Common Shares and cash in lieu of fractional shares received in the Merger by each EWR shareholder will be approximately equal to the fair market value of the EWR Common Shares surrendered in exchange therefor;

     2. In the Merger, no shareholders of EWR will receive cash or other property by reason of exercising dissenters' rights;

     3. EWR has not made (nor will it make prior to the Effective Time) any distributions, redemptions, or other payments in respect of stock of EWR or in respect of rights to acquire such stock that are made in contemplation of the Merger or that are related thereto, except for regular and normal distributions that are consistent with amounts historically distributed by EWR on an annual basis, including any distributions required by Section 857(a) of the Code;

     4. Other than in the ordinary course of business, EWR has not disposed of any of its assets (including any distribution of assets with respect to, or in redemption of, EWR Common Shares);

     5. EWR's principal reasons for participating in the Merger are bona fide business purposes unrelated to taxes;

     6. Except for the possibility of receiving cash in lieu of fractional shares of EQR Common Shares, the sole consideration to be received in the Merger by the shareholders of EWR in exchange for their EWR Common Shares will be EQR Common Shares;

     7. The fair market value of EWR's assets will, at the Effective Time of the Merger, exceed the aggregate liabilities of EWR plus the amount of liabilities, if any, to which such assets are subject;

     8. The liabilities of EWR assumed by EQR in the Merger and the liabilities to which the transferred assets of EWR are subject were incurred by EWR in the ordinary course of its business;

     9. EWR is a "real estate investment trust" for purposes of Section 368(a)(2)(F)(i) of the Code;

     10   EWR is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

     11. There is no plan or intention ("Plan") on the part of the EWR shareholders who own 5 percent or more of the EWR Common Shares, and to the best knowledge of the management of EWR, there is no Plan on the part of the remaining EWR shareholders to engage in a sale, exchange, transfer, pledge, disposition or any other transaction that results in a reduction in the risk of ownership or a direct or indirect disposition (a "Sale") of the EQR Common Shares received in the Merger that would reduce ownership by the EWR shareholders of EQR stock to a number of shares having a value as of the Effective Time of the Merger of less than fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding EWR Common Shares. For purposes of making the foregoing representation, EWR Common Shares exchanged for cash in lieu of fractional shares and EWR Common Shares that are the subject of a Sale by an EWR shareholder prior to the Merger shall be considered outstanding EWR Common Shares at the Effective Time of the Merger;

     12. EWR and the EWR shareholders will pay their own respective expenses incurred in connection with the Merger, except for the payment by EQR of those expenses of EWR, if any, that are solely and directly related to the Merger in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187;

     13. There is no intercorporate indebtedness existing between EQR and EWR that was issued, acquired, or will be settled at a discount as a result of the Merger;

     14. The terms of the Merger Agreement are the product of arm's-length negotiations;

     15. None of the compensation received by any shareholder-employee of EWR will be separate consideration for, or allocable to, any of their EWR Common Shares. None of the EQR Common Shares received by any shareholder-employee of EWR will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete, and the compensation paid to any shareholder-employee of EWR will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

     16. The information set forth in the Merger Registration Statement is true, correct, and complete; and

     17. The undersigned is authorized to make all of the representations set forth herein.

     It is understood that (i) your opinions will be based on the representations set forth herein, the information set forth in the Merger Registration Statement, and on the statements, representations, and warranties set forth in the Merger Agreement (including all schedules and exhibits thereto), and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations, statements, and information are not true, correct, and complete. It is further understood that your opinions will not address any tax consequence of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.

     IN WITNESS WHEREOF, I have executed this Officer's Certificate on the 31st day of October, 1997.


                                 /s/ Paul R. Fannin
                                 ---------------------------
                                 Paul R. Fannin
                                 Senior Vice President
                                 and Chief Financial Officer


                                       3